UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2008, Harry A. Merlo and Stephen A. Skaggs, both class I directors of the Company, announced that they had decided not to stand for re-election to the board of directors, and that they intend to resign from the board of directors at the end of their respective current terms, which expire immediately prior to the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”), which we expect to be held on May 6, 2008. In conjunction with their resignations, the size of the board will be reduced to six directors, with the remaining six directors to be apportioned equally among each of the three classes of directors. In order to achieve this equal apportionment, on February 14, 2008, W. Richard Marz agreed to resign as a class III director of the Company, effective immediately prior to the Company’s 2008 Annual Meeting. Mr. Marz will then be nominated to fill one of the class I director vacancies, and will stand for election as a class I director of the Company at the 2008 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: February 19, 2008	By:	/s/ Jan Johannessen
Jan Johannessen
Senior Vice President and Chief Financial Officer

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